UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 11, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EX-99.1 Press Release, dated May 11 2007

Item 8.01.   Other Events.
     On May 11, 2007, Inverness Medical Innovations, Inc., (“Inverness”), issued a press release regarding its cash tender offer. A copy of that press release is attached hereto and incorporated herein by reference to Exhibit 99.1.
Forward-Looking Information
     This report on form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness to successfully develop and commercialize the acquired products, the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006, and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties relating to the proposed transaction include, without limitation: volatility in the market price of Biosite’s common shares; the lack of assurance that regulatory approvals or exemptions will be obtained or the proposed offer conditions will be satisfied; the extent to which holders of common shares determine to tender their shares to any offer; Biosite will not terminate its merger agreement with Beckman Coulter, Inc.; Biosite will not enter into any definitive agreement with Inverness or, if entered into, that the terms of any agreement will be materially different from those described above; Inverness will not obtain the requisite debt financing for the transaction or, if obtained and the proposed transaction is consummated, Inverness would significantly increase its level of indebtedness; the anticipated benefits, including synergies and accretion, of the transaction will not be realized; the closing conditions to any transaction that may be entered into are not realized; and the proposed transactions will not be consummated. Inverness undertakes no obligation to update or revise any forward-looking statements contained herein.
Additional Information About the Proposed Transaction and Where to Find It:
This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The solicitation and the offer to buy Biosite common shares will only be made pursuant to an offer to purchase and related materials that Inverness intends to file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE PROPOSED TENDER OFFER, THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND ALL OTHER RELEVANT DOCUMENTS IF, AND WHEN, THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TENDER OFFER. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Biosite, 11030 Roselle St., San Diego, CA 92121 (619) 455-4808.
Participants in any solicitation that may occur in the event Inverness and Biosite enter into the proposed transaction:

In the event a transaction is entered into by and between Inverness and Biosite, Biosite and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Biosite shareholders in connection with the proposed transaction.
Information about Biosite’s directors and executive officers is available in Biosite’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on April 28, 2006.
Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated May 11, 2007, entitled “INVERNESS STATEMENT REGARDING CASH TENDER OFFER AT $92.50 PER SHARE”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: May 11, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel -- Corporate & Finance